UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 16, 2015, Recro Pharma, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K,” and, collectively with this amendment, the “Form 8-K”) reporting that on April 10, 2015 the Company completed its acquisition from Alkermes plc, a public limited company incorporated in Ireland (“Alkermes”), of worldwide rights to meloxicam IV/IM and a contract manufacturing facility and formulation business (“DARA”), through the acquisition of certain subsidiaries of Alkermes. This Form 8-K/A amends the Original Form 8-K to include the historical audited financial statements of DARA required by Item 9.01(a) of Form 8-K that were excluded from the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited combined financial statements of DARA for the year ended December 31, 2014 and the nine months ended December 31, 2013 are filed herewith as Exhibit 99.1. The consent of PricewaterhouseCoopers LLP, Alkermes’ independent auditor, is attached as Exhibit 23.1 to this Form 8-K/A.

(b)	Pro Forma Financial Information.

The financial information required by Item 9.01(b) of this Form 8-K has not been included with this filing and will be filed by amendment to this Form 8-K not later than seventy-one (71) calendar days after the date that the Original Form 8-K was required to be filed.

(d)	Exhibits

Exhibit No.	Document

23.1	Consent of PricewaterhouseCoopers LLP, independent auditor of Alkermes plc

99.1	Audited combined financial statements of DARA for the year ended December 31, 2014 and the nine months ended December 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

23.1	Consent of PricewaterhouseCoopers LLP, independent auditor of Alkermes plc

99.1	Audited combined financial statements of DARA for the year ended December 31, 2014 and the nine months ended December 31, 2013